Exhibit 4.4

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 19, 2007, is by and among LINCARE HOLDINGS INC., a Delaware corporation (the “Borrower”), each of the Borrower’s Subsidiaries (individually a “Guarantor” and collectively the “Guarantors”; together with the Borrower, individually a “Credit Party”, and collectively the “Credit Parties”), the Required Lenders signatory hereto and BANK OF AMERICA, N. A., as Agent for the Lenders (in such capacity, the “Agent”).

WITNESSETH

WHEREAS, the Credit Parties, the Lenders and the Agent have entered into that certain Credit Agreement dated as of December 1, 2006 as amended, restated, supplemented, or otherwise modified from time to time (the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested, and the Lenders have agreed, to amend certain provisions of the Existing Credit Agreement as set forth hereinbelow.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART I

DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART II

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on the date hereof, the Existing Credit Agreement is hereby amended in accordance with this Part II.

SUBPART 2.1 Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended in the following respects:

(a) The definition of “Convertible Notes” is hereby amended and restated in its entirety to read as follows:

“Convertible Notes” means the 2003 Convertible Notes and the 2007 Convertible Notes.

(b) The definition of “Convertible Note Indenture” is hereby amended and restated in its entirety to read as follows:

“Convertible Note Indenture” means the 2003 Convertible Note Indenture, the 2007 Series A Convertible Note Indenture and the 2007 Series B Convertible Note Indenture.

(c) The definition of “Net Cash Proceeds” is hereby amended and restated in its entirety to read as follows:

“Net Cash Proceeds” means the aggregate cash proceeds (including cash actually received by way of deferred payment pursuant to a promissory note, receivable, or otherwise) received by a Consolidated Party from any Equity Issuance or Convertible Note Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by any Consolidated Party in any Equity Issuance or Convertible Note Issuance.

(d) The definition of “Restricted Payment” is hereby amended and restated in its entirety to read as follows:

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (it being understood that the term “Restricted

Payment” shall not include (x) the repayment or redemption of the Convertible Notes at any time prior to the conversion of such Convertible Notes to Capital Stock of the Borrower or (y) any payment made in connection with the conversion of the Convertible Notes).

(e) The following new definitions are hereby added to the Existing Credit Agreement in the appropriate alphabetical order to read as follows:

“2003 Convertible Note Indenture” means that certain Convertible Note Indenture dated as of June 11, 2003 by and between the Borrower and U.S. Bank Trust National Association, as Trustee.

“2003 Convertible Notes” means the Borrower’s 3.00% Convertible Senior Debentures due June 15, 2033 (each as amended, modified, extended, renewed or restated from time to time).

“2007 Convertible Notes” means the 2007 Series A Convertible Notes and the 2007 Series B Convertible Notes.

“2007 Series A Convertible Note Indenture” means that certain Convertible Senior Note Indenture to be entered into by and between the Borrower and U.S. Bank Trust National Association, as Trustee with respect to the 2007 Series A Convertible Notes.

“2007 Series A Convertible Notes” means the Borrower’s Series A Convertible Senior Debentures due 2037 (each as amended, modified, extended, renewed or restated from time to time) to be issued under the 2007 Series A Convertible Note Indenture.

“2007 Series B Convertible Note Indenture” means that certain Convertible Senior Note Indenture to be entered into by and between the Borrower and U.S. Bank Trust National Association, as Trustee with respect to the 2007 Series B Convertible Notes.

“2007 Series B Convertible Notes” means the Borrower’s Series B Convertible Senior Debentures due 2037 (each as amended, modified, extended, renewed or restated from time to time) to be issued under the 2007 Series B Convertible Note Indenture.

“Convertible Note Issuance” means the issuance by the Borrower of the 2007 Series A Convertible Notes and the 2007 Series B Convertible Notes.

“First Amendment Effective Date” shall be the date on which the 2007 Convertible Notes executed by the Borrower are authenticated by the applicable trustee.

SUBPART 2.2 Amendments to Section 8.1(c).

(a) The word “and” at the end of Section 8.1(j) is hereby deleted.

(b) Section 8.1(k) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(k) Indebtedness of the Borrower arising under the 2003 Convertible Note Indenture and the 2003 Convertible Notes in an aggregate principal amount of up to $275,000,000 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to the Borrower than the terms and conditions of the 2003 Convertible Note Indenture);

(c) A new Section 8.1(l) is hereby added to the Existing Credit Agreement to read as follows:

(l) Indebtedness of the Borrower arising under the 2007 Series A Convertible Note Indenture and the 2007 Series A Convertible Notes in an aggregate principal amount of up to $275,000,000 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to the Borrower than the terms and conditions of the 2007 Series A Convertible Note Indenture and the 2007 Series A Convertible Notes as in effect on the First Amendment Effective Date); and

(d) A new Section 8.1(m) is hereby added to the Existing Credit Agreement to read as follows:

(m) Indebtedness of the Borrower arising under the 2007 Series B Convertible Note Indenture and the 2007 Series B Convertible Notes in an aggregate principal amount of up to $275,000,000 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to the Borrower than the terms and conditions of the 2007 Series B Convertible Note Indenture and the 2007 Series B Convertible Notes as in effect on the First Amendment Effective Date).

SUBPART 2.3 Amendments to Section 8.7. Section 8.7 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.7	Restricted Payments.

The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except, so long as no Default or Event of Default shall have occurred or would occur as a result thereof, (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries) and (c) any other additional Restricted Payment, provided that with respect to any Restricted Payment under this clause (c) if as of the end of the most recently tested fiscal quarter or after giving pro forma effect to any such Restricted Payment the Leverage Ratio is greater than or equal to 1.50 to 1.0, the aggregate amount of all such Restricted Payments made pursuant to this clause (c) shall not exceed (A) during the period beginning on the First Amendment Effective Date and ending on June 1, 2008, an amount equal to the Net Cash Proceeds received by the Borrower from the Convertible Note Issuance and (B) during the period following June 1, 2008, the greater of (x) $500,000,000 and (y) the amount of Restricted Payments made since the First Amendment Effective Date up to such date, excluding in the case of (x) and (y) any Restricted Payments made pursuant to subsection (A) immediately above with the Net Cash Proceeds received by the Borrower from the Convertible Note Issuance.

PART III

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1 Effectiveness of First Amendment. If all of the conditions set forth in this Part III shall have been satisfied, this Amendment shall automatically be and become effective simultaneously with the closing of the offering by the Borrower of the 2007 Convertible Notes. The closing of the offering by the Borrower of the 2007 Convertible Notes shall be deemed for purposes of this Amendment to occur upon the execution by the Borrower of the 2007 Convertible Notes and the authentication of the 2007 Convertible Notes by the applicable trustee. Following the First Amendment Effective Date (as defined in the Amended Credit Agreement) this Amendment shall be known, and may be referred to, as “Amendment No. 1.”

SUBPART 3.2 Execution of Counterparts of Amendment. The Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors and the Required Lenders.

SUBPART 3.3 Other Items. The Agent shall have received such other documents, agreements or information which may be reasonably requested by the Agent.

PART IV

MISCELLANEOUS

SUBPART 4.1 Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists and (b) the representations and warranties set forth in Section 6 of the Existing Credit Agreement and in the other Credit Documents are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

SUBPART 4.2 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and the other Credit Documents and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and the other Credit Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

SUBPART 4.3 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.4 Instrument Pursuant to Existing Credit Agreement. This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 4.5 References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Credit Documents to the “Credit Agreement” shall be deemed to refer to the Amended Credit Agreement.

SUBPART 4.6 Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original shall be delivered.

SUBPART 4.7 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SUBPART 4.8 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 4.9 General. Except as amended hereby, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

SUBPART 4.10 Sunset. Notwithstanding any provision set forth herein, if the closing of the offering by the Borrower of the 2007 Convertible Notes does not occur on or prior to December 31, 2007, this Amendment shall terminate without effect.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	LINCARE HOLDINGS INC.,
a Delaware corporation

	By:	/s/ Paul G. Gabos
	Name:	Paul G. Gabos
	Title:	Chief Financial Officer

GUARANTORS:	LINCARE INC.,
a Delaware corporation

	By:	/s/ Paul G. Gabos
	Name:	Paul G. Gabos
	Title:	Chief Financial Officer

LINCARE PROCUREMENT INC.,
a Delaware corporation

	By:	/s/ Paul G. Gabos
	Name:	Paul G. Gabos
	Title:	Chief Financial Officer

LINCARE ASSET MANAGEMENT LP,
a Nevada limited partnership

By: Lincare Holdings Inc., a
Delaware corporation, its general partner

		By:	/s/ Paul G. Gabos
		Name:	Paul G. Gabos
		Title:	Chief Financial Officer

LINCARE OF NEW YORK INC.,
a New York corporation

	By:	/s/ Paul G. Gabos
	Name:	Paul G. Gabos
	Title:	Chief Financial Officer

LINCARE PHARMACY SERVICES INC.,
a Delaware corporation

By:	/s/ Paul G. Gabos
Name:	Paul G. Gabos
Title:	Chief Financial Officer

LINCARE LICENSING INC., a Delaware corporation

By:	/s/ Paul G. Gabos
Name:	Paul G. Gabos
Title:	Chief Financial Officer

CONVACARE SERVICES INC., an Indiana corporation

By:	/s/ Paul G. Gabos
Name:	Paul G. Gabos
Title:	Chief Financial Officer

MED 4 HOME INC., a Delaware corporation

By:	/s/ Paul G. Gabos
Name:	Paul G. Gabos
Title:	Chief Financial Officer

ALPHA RESPIRATORY, INC., a Delaware corporation

By:	/s/ Paul G. Gabos
Name:	Paul G. Gabos
Title:	Chief Financial Officer

HEALTH CARE SOLUTIONS AT HOME INC., a Delaware corporation

By:	/s/ Paul G. Gabos
Name:	Paul G. Gabos
Title:	Chief Financial Officer

HOME-CARE EQUIPMENT NETWORK INC.,
a Delaware corporation

By:	/s/ Paul G. Gabos
Name:	Paul G. Gabos
Title:	Chief Financial Officer

AGENT:	BANK OF AMERICA, N.A.,
as Agent

	By:	/s/ Kevin Ahart
	Name:	Kevin Ahart
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

	By:	/s/ Craig Murlless
	Name:	Craig Murlless
	Title:	Senior Vice President

Bank of New York,
as a Lender

By:	/s/ Mary E. Pohl
Name:	Mary E. Pohl
Title:	Vice President

The Bank of Nova Scotia,
as a Lender

By:	/s/ James Forward
Name:	James Forward
Title:	Managing Director

CALYON NEW YORK BRANCH,
as a Lender

By:	/s/ Thomas Randolph
Name:	Thomas Randolph
Title:	Managing Director

By:	/s/ Priya Vrat
Name:	Priya Vrat
Title:	Director

Citibank N.A.,
as a Lender

By:	/s/ Brinda Ganguly
Name:	Brinda Ganguly
Title:	Vice President

E.Sun Commercial Bank, Ltd., Los Angeles Branch,
as a Lender

By:	/s/ Benjamin Lin
Name:	Benjamin Lin
Title:	E.V.P. & General Manager

National City Bank,
as a Lender

By:	/s/ Deroy Scott
Name:	Deroy Scott
Title:	Senior Vice President

PNC Bank, N.A.,
as a Lender

By:	/s/ Karin B. Takiff
Name:	Karin B. Takiff
Title:	Senior Vice President

RBS Citizens, National Association
(formerly known as Citizens Bank of Massachusetts),
as a Lender

By:	/s/ Darcy Salinger
Name:	Darcy Salinger
Title:	Vice President

U.S. Bank, N.A.,
as a Lender

By:	/s/ Thomas A. Heckman
Name:	Thomas A. Heckman
Title:	Vice President

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Kevin Combs
Name:	Kevin Combs
Title:	Vice President